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                                                                      EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement (No. 333-25991) of Coast Dental Services, Inc. on Form S-8 of our report dated March 17, 2004, appearing in the Annual Report on Form 10-K of Coast Dental Services, Inc. for the year ended December 31, 2003.

DELOITTE & TOUCHE, LLP

Tampa, Florida
March 24, 2004